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                                                                   EXHIBIT 2.5

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                          PLEDGE AND SECURITY AGREEMENT

                           dated as of March 12, 1998

                                     between

                   RESOURCE PROPERTIES XLIX, INC., as Pledgor

                                       and

                 MERRILL LYNCH MORTGAGE CAPITAL INC., as Lender







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                          PLEDGE AND SECURITY AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE I

         CERTAIN DEFINITIONS......................................................................................1

ARTICLE II

         COLLATERAL; GENERAL TERMS................................................................................3
         Section 2.01.  Security Interest.........................................................................3
         Section 2.02.  Collections...............................................................................5
         Section 2.03.  Lender Account............................................................................5
         Section 2.04.  Delivery of Certificates, etc.............................................................5
         Section 2.05.  Release of Security Interest..............................................................6
         Section 2.06.  Pledgor Remains Liable....................................................................6

ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.....................................................7
         Section 3.01.  Representations and Warranties............................................................7
                  (a)      General Representations and Warranties.................................................7
                  (b)      Title to Collateral....................................................................8
                  (c)      Perfection.............................................................................8
                  (d)      Principal Place of Business; Taxpayer Identification Number............................8
         Section 3.02.  Covenants.................................................................................8
                  (a)      Defense of Title.......................................................................8
                  (b)      [Reserved].............................................................................8
                  (c)      Additional Liens.......................................................................8
                  (d)      Change in Location of Principal Place of Business......................................8
         Section 3.03.  Protection of Collateral..................................................................8
         Section 3.04.  Sale or Pledge of Collateral..............................................................9
         Section 3.05.  Further Assurances, Preservation and Perfection of
                           Security Interest......................................................................9
         Section 3.06.  Preservation of Collateral................................................................9
         Section 3.07.  Maintenance of Papers, Records and Files..................................................9
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ARTICLE IV

         LENDER'S RIGHTS AND REMEDIES............................................................................10
         Section 4.01.  Remedies.................................................................................10
         Section 4.02.  [Intentionally Omitted...................................................................12
         Section 4.03.  Application of Proceeds..................................................................12
         Section 4.04.  Deficiency...............................................................................13
         Section 4.05.  Appointment of Lender as Pledgor's Lawful Attorney.......................................13
                  (a)      To Endorse Pledgor's Name.............................................................13
                  (b)      To Sign Pledgor's Name to Perfection Documents........................................13
                  (c)      To Sign Pledgor's Name on Other Documents.............................................13
         Section 4.06.  Reimbursement............................................................................13
         Section 4.07.  Exoneration of Lender; Certain Reimbursements............................................14
                  (a)      Lender's Powers for Lender's Sole Benefit.............................................14
                  (b)      Pledgor to Reimburse Lender for Collateral-Preservation
                           Fees and Taxes........................................................................14
         Section 4.08.  Waiver of Redemption and Deficiency Rights...............................................14

ARTICLE V

         MISCELLANEOUS...........................................................................................14
         Section 5.01.  Remedies Cumulative......................................................................14
         Section 5.02.  Prejudgment Remedy Provision.............................................................14
         Section 5.03.  Security Interest Absolute...............................................................15
         Section 5.04.  [Intentionally Omitted]..................................................................15
         Section 5.05.  No Delay; Waivers........................................................................15
         Section 5.06.  Further Assurances.......................................................................15
         Section 5.07.  Waivers and Amendments...................................................................15
         Section 5.08.  Notices..................................................................................15
         Section 5.09.  Governing Law............................................................................17
         Section 5.10.  Submission to Jurisdiction; Waiver of Objection to
                           Inconvenient Forum....................................................................17
         Section 5.11.  Waiver of Jury Trial.....................................................................17
         Section 5.12.  Binding Agreement; Assignments...........................................................17
         Section 5.13.  Indemnification..........................................................................18
         Section 5.14.  Restoration or Set Aside.................................................................18
         Section 5.15.  Severability.............................................................................18
         Section 5.16.  Section Headings.........................................................................18
         Section 5.17.  Counterparts.............................................................................18
         Section 5.18.  No Rights of Others......................................................................18
         Section 5.19.  Entire Agreement.........................................................................18
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                  PLEDGE SECURITY AGREEMENT, dated as of March 12, 1998, between
RESOURCE PROPERTIES XLIX, INC., a Delaware corporation ("Pledgor"), and MERRILL
LYNCH MORTGAGE CAPITAL INC., a Delaware corporation ("Lender," and Pledgor and
Lender, together, the "Parties").

                              PRELIMINARY STATEMENT

                  Pledgor and Lender have entered into a secured loan agreement dated as of the date hereof (as amended from time to time, the "Loan Agreement") pursuant to which Lender has agreed, subject to the terms and conditions of the Loan Agreement, to make a loan to Pledgor to finance Pledgor's acquisition of the Mortgage Loan (as defined in the Loan Agreement).

                  To induce Lender to enter into the Loan Agreement, pledgor has agreed to pledge and grant a security interest in and to the Collateral (as defined herein) to secure the obligations of Pledgor under the Loan Agreement.

                  In consideration of the mutual promises of the Parties, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the Parties as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement except as set forth below:

                  "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by Pledgor, all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Pledgor arising from the sale, lease or exchange of goods or other property by Pledgor and/or the performance of services by Pledgor (including any such obligation which might be characterized as an account, contract right or general intangible under the UCC), and all of Pledgor's rights in, to and under all purchase orders for goods, services or other property, and all of Pledgor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), and all Monies due to or to become due to Pledgor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by Pledgor (whether or not yet earned by performance on the part of Pledgor), in each case whether now existing or hereafter arising or acquired, including the right to receive the proceeds of such purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

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                  "Agreement" means this Pledge and Security Agreement, as
amended from time to time.

                  "Borrower Account" has the meaning specified in the Loan Agreement.

                  "Borrower Collection Account" has the meaning specified in the Loan Agreement.

                  "Borrower Working Capital Account" has the meaning specified in the Loan Agreement.

                  "Collateral" has the meaning specified in Section 2.01.

                  "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Pledgor.

                  "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Pledgor.

                  "Event of Default" has the meaning specified in the Loan Agreement.

                  "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Pledgor, including (i) all obligations or indebtedness owing to Pledgor (other than Accounts) from whatever source arising, (ii) all patent licenses, patents, trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid, and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of Pledgor or its subsidiaries, if any.

                  "Goods" means all personal property, excluding Instruments (as defined below) and Monies (as defined below) now owned or hereafter acquired by Pledgor.

                  "Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Pledgor.

                  "Lender" has the meaning specified in the Preliminary
Statement.

                  "Lender Account" has the meaning specified in the Loan Agreement.

                  "Monies" means all cash, checks, notes, drafts or similar items of payment.

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                  "Obligations" means (i) all indebtedness, obligations and
liabilities of Pledgor to Lender arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising; (ii) any and all sums paid by Lender in order to preserve the Collateral or its security interest therein;
(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Pledgor referred to in clause (i), the expenses of retaking, holding, collection, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lender of its rights with respect to the Collateral under the Loan Documents, together with attorneys' fees and expenses and court costs; and (iv) all indemnity obligations of Pledgor to Lender pursuant to the Loan Documents.

                  "Parties" has the meaning specified in the first paragraph hereof.

                  "Permitted Lien" has the meaning specified in the Loan Agreement.

                  "Pledgor" has the meaning specified in the first paragraph hereof.

                  "UCC" means at any time the Uniform Commercial Code as in effect in the State of New York; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Lender's security interest in any item of collateral is governed by the UCC or any similar law as in effect in a jurisdiction other than New York, "UCC" means the UCC or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

                                   ARTICLE II

                            COLLATERAL; GENERAL TERMS

                  Section 2.01. Security Interest. As security for the Obligations, Pledgor hereby grants to Lender a continuing first-priority security interest in, Lien on and right of set-off against, and hereby assigns to Lender as security, all of Pledgor's right, title and interest, if any, in, to and under the following property and interests in property, whether now owned or hereafter acquired or existing and wherever located (collectively, the "Collateral"):

                  (a) The Mortgage Loan and all proceeds, products and profits derived therefrom, including all scheduled payments of principal of and interest on the Mortgage Loan, and all prepayments and other amounts due or payable or to become due or payable in respect thereof (including any contingent interest); all monies, goods, insurance proceeds, condemnation awards and other tangible or intangible property received upon the liquidation or sale thereof;

                  (b) Each of the Underlying Loan Documents, including (i) all rights in respect of each deed of trust, security agreement and assignment of rents executed in connection with the Mortgage Loan; (ii) all rights in respect of each collateral assignment of leases and

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         rents executed in connection with the Mortgage Loan; (iii) each UCC-1 financing statement filed in connection with the Mortgage Loan; (iv) [each title insurance policy, title binder or commitment to issue title insurance with respect to the Mortgage Loan (together with all related endorsements); and (v) each policy of hazard, flood, boiler, liability, business interruption or other form of insurance now or hereafter issued with respect to the premises and improvements encumbered by the Underlying Loan Documents, including any commitment to insure];

                  (c) All of Pledgors' right, title and interest in the claims, rights and benefits accruing to Pledgor under that certain Lender's Plan of Reorganization for Debtor dated February 11, 1998, as confirmed by the U.S. Bankruptcy Court for the District of Columbia on February 24, 1998 (the "Plan") as set forth in the Purchase Agreement;

                  (d)   the Purchase Agreement;

                  (e)   the Management Agreement;

                  (f) All tangible and intangible personal property of whatever kind that relates to the Mortgage Loan;

                  (g) All right, title and interest of Pledgor now existing or hereafter acquired in the Mortgaged Property and any personal property pledged to secure the Mortgage Loan;

                  (h) All Monies and other rights on deposit from time to time in the Borrower Collection Account, the Borrower Working Capital Account or any other Borrower Account, any sums deposited therein, all investments made with such Monies, any interest or other income earned thereon, and all proceeds thereof;

                  (i) All right, title and interest of Pledgor now existing or hereafter acquired in and to the Transaction Documents and all instruments or other documents, if any, evidencing or representing the same, including the right to enforce all rights of Pledgor under the Transaction Documents;

                  (j) All right, title and interest of Pledgor now existing or hereafter acquired in and to Accounts, Documents, General Intangibles, Goods, Equipment and Instruments;

                  (k) All books and records (including credit files, computer programs, printouts and other computer materials and records) of Pledgor pertaining to any of the Collateral; and

                  (l) All cash and non-cash proceeds and products of the foregoing, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed when Collateral or proceeds are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto;

                  *[All of Pledgor's interest in the Mortgaged Property and other property at the time such property is conveyed by Underlying Borrower to Borrower pursuant to the Plan]*

provided, however, that any amounts distributed by Borrower to the Manager or any of the partners or shareholders of Borrower shall not constitute Collateral, and shall be free and clear of any security interest granted by Pledgor hereunder, upon and after such distribution or payment.

                  Section 2.02. Collections. Except as otherwise provided in
Section 2.03, Pledgor shall continue to service and administer or cause the servicing and administration, at its own expense, of the Mortgage Loan (or any property acquired in respect thereof), subject to and in accordance with the Loan Agreement, and shall cause all Collections to be deposited into the Borrower Collection Account, and all Net Cash Flow (net of Borrower Amounts) to be remitted to Lender, at the times and in the manner set forth in the Loan Agreement. All right, title and interest of Pledgor in and to the cash amounts on deposit from time to time in the Borrower Collection Account, Borrower Working Capital Account or any other Borrower Account shall constitute part of the Collateral hereunder and cash amounts on deposit from time to time in the Borrower Collection Account shall not constitute payment of the Obligations until applied thereto pursuant to Section 2.06(c) of the Loan Agreement or
Section 4.03 hereof. Notwithstanding any provisions of this Agreement to the contrary, in no event shall any amount (including interest on amounts or other income on deposit in the Borrower Collection Account) be paid or released to or for the account of, or withdrawn by or for the account of, Pledgor, Servicer, Custodian, Manager or any other Person, except as provided in Section 2.06 of the Loan Agreement or Section 4.03 hereof.

                  Section 2.03. Lender Account. (a) If an Event of Default shall have occurred and be continuing, (i) Lender shall be entitled (in addition to any other right it may have in respect of such Event of Default under any Loan Document or applicable law), immediately and without notice to Pledgor, to cause Underlying Borrower to make payments to a Lender Account, (ii) Pledgor shall, promptly upon request by Lender, cause [Servicer] immediately to remit all amounts then on deposit in the Borrower Collection Account to a Lender Account and cause each other depository institution at which a Borrower Account is established to remit all amounts then on deposit in such account to a Lender Account and (iii) Lender shall immediately be entitled to transfer or cause to be transferred to a Lender Account any and all amounts on deposit in each Borrower Account. In addition, if an Event of Default shall have occurred and be continuing, all Collections, amounts and proceeds (including instruments) received by Pledgor in respect of the Mortgage Loan or the Mortgaged Property shall be received in trust for the ratable benefit of Lender.

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                  Section 2.04. Delivery of Certificates, etc. Pledgor shall deliver to Lender:

                  (a) concurrently with the execution and delivery of this Agreement, among other things, the original secured promissory notes issued in connection with the Mortgage Loan, (collectively, the "Underlying Note"), an original executed counterpart of the loan agreement entered into in connection with the Mortgage Loan (the "Underlying Loan Agreement"), copies of all other Underlying Loan Documents, a copy of the Plan, a copy of each of the Purchase Agreement and the Management Agreement, such delivery to be effected, in the case of the original Underlying Note, the original executed counterpart of the Underlying Loan Agreement and copies of other Underlying Loan Documents, by Pledgor delivering the same to Custodian pursuant to the Custodial Agreement and Custodian delivering to Lender the Initial Certification;

                  (b) within five days after Pledgor's receipt thereof, the original certificates, instruments or other documents, if any, evidencing or representing all other Collateral not delivered pursuant to clause (a) above.

                  Section 2.05. Release of Security Interest. At such time as
(a) all Obligations shall have been paid and (b) the Loan Agreement shall have been terminated, Lender shall take all steps necessary to release the security interest in the Collateral granted hereunder. When so released, the Collateral shall be free and clear of any Lien created hereunder in favor of Lender. Upon such termination and at the written request of Pledgor, and at the cost and expense of Pledgor, Lender shall execute a satisfaction of this Agreement and such instruments, documents or agreements as are necessary or desirable to terminate, radiate, discharge and remove of record any documents constituting public notice of this Security Agreement and the security interests and assignment granted hereunder and shall deliver or cause to be delivered to Pledgor all property (if any), including Monies, of Pledgor then held by Lender (including Collateral held by the Custodian).

                  Section 2.06. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the Underlying Loan Documents and the Transaction Documents to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Underlying Loan Documents and the Transaction Documents, except to the extent that such duties and obligations may be terminated pursuant to the terms of the Underlying Loan Documents and the Transaction Documents by reason of a sale, transfer or other disposition of the Collateral as provided in Article IV hereof; and (c) Lender shall not have any obligation or liability under the Underlying Loan Documents or the Transaction Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; provided that Lender and any other transferee of the Collateral shall take the same subject to the Underlying Loan Documents and the Transaction Documents.

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                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

                  Section 3.01. Representations and Warranties. Pledgor makes the representations and warranties set forth below to Lender:

                  (a)   General Representations and Warranties.

                         (i) Due Organization; Power. Pledgor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power to own its properties, conduct its business, enter into this Agreement and perform its obligations hereunder.

                        (ii) Due Authorization; Enforceability. This Agreement and the granting of a continuing first-priority security interest in the Collateral have been duly authorized by Pledgor; this Agreement has been validly entered into by Pledgor; and this Agreement constitutes a valid and binding instrument of Pledgor, enforceable against Pledgor in accordance with its terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)).

                       (iii) No Consents. Except as required for perfection of the security interest in the Collateral as described in Section 3.01(c), no permits, licenses, franchises, approvals, authorizations, qualifications or consents of, or registrations or filings with, governmental authorities are required in connection with the execution or delivery by Pledgor of, or the performance by Pledgor of its obligations under, this Agreement, except such as have been obtained or made and are in full force and effect.

                        (iv) No Conflict. The execution and delivery of, and the performance by Pledgor of its obligations under, this Agreement do not and will not result in a breach or constitute a violation of, conflict with, or constitute a default under, the Certificate of Incorporation or the Bylaws of Pledgor, or any law, regulation, order or judgment applicable to Pledgor or any agreement or instrument to which Pledgor is a party or by which Pledgor or any of its property is bound.

                         (v) No Material Litigation. There are no actions, suits, proceedings or claims pending or, to the knowledge of Pledgor, threatened against or affecting Pledgor or any of its property which may have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Title to Collateral. Pledgor is the sole owner of all of the Collateral, beneficially and of record, free and clear of any Liens other than the Liens created hereunder and under the other Loan Documents. The Collateral is not subject to any option to purchase or similar rights of any kind.

                  (c) Perfection. Upon (i) the execution and delivery of this Agreement and the Custodial Agreement, (ii) the delivery of the Underlying Note to Custodian pursuant thereto and (iii) the filing of a UCC-1 financing statement against Pledgor and naming Lender as the secured party in the office of the Secretary of State of the State of Delaware and the Secretary of State of The Commonwealth of [Pennsylvania], and in the office of the prothonotary of the [County of Philadelphia], Pennsylvania, Lender will have a valid, perfected, continuing, first-priority security interest in or lien on, respectively, (a) the Underlying Note and the proceeds thereof, and (b) that portion of the Collateral in which a security interest is perfected by filing a financing statement under the UCC.

                  (d) Principal Place of Business; Taxpayer Identification Number. The principal place of business of Pledgor is the address indicated in
Section 5.08. Pledgor's federal taxpayer identification number is 23-2953181.

                  Section 3.02.  Covenants.

                  (a) Defense of Title. Pledgor shall defend its title to the Collateral against all claims of all Persons whomsoever, except with respect to Liens created hereby or Permitted Liens.

                  (b) [Reserved].

                  (c) Additional Liens. Pledgor shall not permit any Lien except Permitted Liens to be created or exist with respect to the Collateral.

                  (d) Change in Location of Principal Place of Business. Pledgor shall not, without ten (10) days prior written notification to Lender, relocate its principal place of business to a new location. At the time of such written notification, Pledgor shall execute and file any documents necessary to perfect (and to continue the perfection of) Lender's security interests.

                  Section 3.03. Protection of Collateral. Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral other than Permitted Liens, and if Pledgor fails to do so, Lender may, without waiving or releasing any obligation or liability of Pledgor hereunder or any Event of Default, at any time thereafter (but shall be under no obligation to), make such payment or any part thereof, obtain such discharge or otherwise defend Pledgor's title to the Collateral. All sums so paid by Lender and any expenses incurred by Lender in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Pledgor to Lender, and shall be deemed additional Obligations secured by the Collateral.

                  Section 3.04. Sale or Pledge of Collateral. Pledgor shall not sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber (except to the extent otherwise permitted by this Agreement or the other Loan Documents) any of the Collateral or any interest therein.

                  Section 3.05. Further Assurances, Preservation and Perfection of Security Interest. (a) At Pledgor's expense, Pledgor shall do all such acts, and shall execute and deliver to Lender all such financing statements, certificates, instruments and other documents and shall do and perform or cause to be done all actions and such other things necessary or expedient to be done as Lender may reasonably request from time to time in order to give full effect to this Agreement, and for the purpose of effectively perfecting, maintaining and preserving Lender's security interest and the benefits intended to be granted to Lender hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Lender to execute and file, in the name of Pledgor or otherwise, UCC financing statements, including continuation statements, and similar recording documents which Lender in its sole discretion may deem necessary or appropriate.

                  (b) If Pledgor fails to perform any act required by this Agreement, Lender may, but shall not be obligated to, perform or cause the performance of such act, and the expenses of Lender incurred in connection therewith shall be governed by Section 4.6.

                  Section 3.06. Preservation of Collateral. Pledgor will, in its dealing with the Collateral, comply with all laws, regulations and rules of any Governmental Authority, provided that this covenant shall not prohibit Pledgor from, and Pledgor shall not be construed to be in default of this Agreement solely by, contesting in good faith and by appropriate proceedings Permitted Liens, if Pledgor maintains reserves therefor in an amount reasonably designated by Lender. Pledgor will not allow any material or monetary default for which it is responsible to occur under any Collateral, and shall fully perform or cause to be performed when due all of its obligations under the Collateral.

                  Section 3.07. Maintenance of Papers, Records and Files. (a) Pledgor shall acquire and shall assemble, maintain and have available a complete file (or direct [Disbursing Agent] to do so), in accordance with industry custom and practice, for the Mortgage Loan. Pledgor shall maintain (or direct [Disbursing Agent] to maintain) all such papers, records and files not in the possession of Lender or Custodian in good and complete condition in accordance with industry practice and shall preserve them against loss.

                  (b) Pledgor to Hold Records in Trust for Lender. For so long as Lender has a security interest in any Collateral, Pledgor will hold or cause to be held any paper, record or file related to the Collateral in trust for Lender, except for such papers, records or files that are delivered to the Custodian.

                  (c) Lender's Rights of Inspection. Upon reasonable advance notice from Lender, and during regular business hours, Pledgor shall make any or all such papers, records or files available (or direct Servicer to do so) to Lender in order that Lender may examine any such papers, records and files, either by its employees or by agents or contractors, or both, and make copies of all or any portion thereof.

                                   ARTICLE IV

                          LENDER'S RIGHTS AND REMEDIES

                  Section 4.01. Remedies. (a) Should any Event of Default occur, Lender, at its option, in addition to its rights and remedies under the Loan Agreement or any other Loan Documents, shall have any or all of the following rights and remedies:

                   (i) Lender May Sell Collateral. Lender may cause the disposition of all or any portion of the Collateral to be conducted, immediately upon such occurrence or upon the expiration of any period of delay or notice required by law. Should Lender decide to conduct more than one such sale or disposition, Lender may at its option cause the same to be conducted simultaneously or successively on the same day or upon such different days or at such different times and in such order as Lender may deem to be in its best interests. Pledgor waives, to the fullest extent permitted by law, any prejudice resulting to it from any such decision.

                  (ii) Lender to Determine Terms and Conditions of Sale. Lender shall have the right to sell the Collateral in one or more lots, at one or more times, at such place or places, at public or private sales and with or without notice of any kind (except as otherwise provided herein), as Lender may elect, at such prices and on such terms, as to cash or credit, as Lender may deem proper. Lender shall have the right to become a purchaser at any such sale which is open to the public, and to apply all unpaid obligations toward the purchase price of all or any portion of the Collateral sold to Lender. If notice is given of public sale, it is agreed that notice shall be satisfactorily given if such notice is published at least once in the Wall Street Journal (Eastern edition) and at least once in the Philadelphia Inquirer not less than five (5) Business Days prior to such sale. The foregoing notice provisions shall not preclude Lender's rights to foreclose upon the Collateral in any other manner permitted under the UCC; provided, however, that a sale of the Collateral in accordance with such notice requirements shall be deemed a disposition of the Collateral in a commercially reasonable manner. Should any Event of Default occur and be continuing, Lender shall have the right to sell the Collateral, or to foreclose, sue upon, or otherwise seek to enforce the same in its own name or in the name of Pledgor as provided herein. Subject to the foregoing provisions of this paragraph, once Lender is entitled to exercise its rights and remedies hereunder, Lender shall have the right to renew, extend the time of payment of, or otherwise modify, amend, supplement, settle or compromise, in any manner, any obligations for the payment of money included in the

         Collateral, any security therefor and any other agreements, instruments, claims or choices in action of any kind which may be included in the Collateral.

                  (iii) Lender May Take Possession of Collateral. Lender may take possession of all or any portion of the Collateral that is not already in its possession, and Pledgor agrees to assemble and make available the Collateral to Lender at a convenient location. Should any Event of Default occur and be continuing, Lender may manage and protect the Collateral, do any acts which it deems proper to protect the Collateral as security hereunder, and sue upon any contract claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations in such order as Lender shall determine. Any such actions of Lender shall not be deemed, as between Pledgor and Lender, to impose upon Lender any of Pledgor's obligations under any contracts.

                   (iv) Lender May Set Off Lender Obligations to Pledgor. Lender shall be entitled to set off any obligation of Lender to Pledgor against all unpaid amounts of principal and interest on the Loans and any other amounts owing by Pledgor hereunder or otherwise, whether or not any such obligation is liquidated, unliquidated, matured, unmatured or contingent.

                   [(v) Lender May Direct Disbursing Agent. Lender shall be entitled to direct Disbursing Agent to remit all payments of principal of and interest on, or any other proceeds derived from, the Mortgage Loan, to Lender or to such person or entity as Lender may designate, and Pledgor shall, upon request by Lender, execute and consent to all such notices and directions given by Lender to Disbursing Agent or Custodian.]

                   (vi) Lender May Take Possession of Files and Documents. Lender shall be entitled to require Pledgor to deliver or cause to be delivered to Lender or Custodian all files and documents in the possession of Pledgor or Disbursing Agent relating to the Mortgage Loan, and Pledgor shall promptly take such actions and furnish to Lender such documents as Lender deems necessary or appropriate to enforce its rights with respect to the Mortgage Loan.

                  (vii) Lender May Direct Underlying Borrower [and Disbursing Agent and Liquidating Trustee] to make Payments to Lender. Lender shall be entitled to notify the Underlying Borrower and any other Persons now or hereafter liable in whole or in part for the payment of any amount due on or in respect of the Mortgage Loan [and Disbursing Agent and Liquidating Trustee] of the pledge thereof to Lender, and to direct the Underlying Borrower and any such other Person [and Disbursing Agent and Liquidating Trustee] to make all payments of principal, interest and other sums with respect to such Mortgage Loans, in whole or in part, directly to Lender or its designee, and Pledgor shall, upon request by Lender, execute and consent to all notices and directions given by Lender to the Underlying Borrower or any such other persons [and Disbursing Agent and Liquidating Trustee] pursuant hereto.

                  (vii) Lender May Exercise Pledgor's Rights Under Collateral. Lender shall be entitled to exercise Pledgor's rights under or in respect of any item of Collateral.

                   (ix) Lender May Withdraw Funds from Accounts. Lender shall be entitled to exercise complete dominion and control over each of the Borrower Collection Account, the Borrower Working Capital Account and each other Borrower Account, and all funds on deposit in such accounts, including the right to make withdrawals therefrom or require the liquidation of investments in which funds therein are invested for application pursuant to this agreement.

                    (x) Other Remedies. Lender shall be entitled to exercise any other rights or remedies provided herein, in any document or instrument delivered pursuant hereto, under any other agreement or under applicable law.

                  (b) Pledgor Waives Rights to Judicial Process, Defenses. Lender may enforce its rights and remedies hereunder without prior judicial process or hearing, and Pledgor hereby expressly waives, to the fullest extent permitted by law, any right Pledgor might otherwise have to require Lender to enforce its rights by judicial process. Pledgor also waives, to the fullest extent permitted by law, any defense Pledgor might otherwise have to the Obligations secured hereby arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies.

                  Section 4.02.  [Intentionally Omitted.]

                  Section 4.03. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto following Lender's exercise of remedies hereunder, and any other cash at the time held by Lender hereunder, shall be applied by Lender in the following manner:

                  first, to the reimbursement of sums expended by Lender pursuant to Section 4.06, and to the payment of the costs and expenses of such collection, sale or realization, or any other enforcement action pursuant hereto, including attorney's fees (including the allocated expenses of internal counsel to Lender), and all other expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith; and

                  second, to the Pledgor, provided, however, that so long as the Loan is outstanding, all such amounts shall be distributed concurrently to Lender for application in the following order of priority:

                  first, to any Loan Fees and Expenses, if any (without duplication of amounts applied pursuant to clause first above);

                  second, to any interest accrued and unpaid on the Loan, if any;

                  third, to the Principal Amount of the Loan (until paid in full); and

                  fourth, to the payment to Pledgor.

As used in Sections 4.03 and 4.04, "proceeds" of the Collateral shall mean cash and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any other issuer of or obligor on any of the Collateral.

                  Section 4.04. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.01 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Pledgor (but not its shareholders individually except as otherwise provided in Section 7.03 of the Loan Agreement (including as to any distributions made thereto by Pledgor)) shall be liable to Lender for the deficiency.

                  Section 4.05. Appointment of Lender as Pledgor's Lawful Attorney. Pledgor irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as its true and lawful attorney (and agent-in-fact) to take the following actions and upon the occurrence and during the continuance of an Event of Default:

                  (a) To Endorse Pledgor's Name. At such time or times hereafter as Lender or its agent in its sole discretion may determine, in Pledgor's or Lender's name, to endorse Pledgor's name on any checks, notes, drafts, instruments, documents or any other payment relating to the Collateral and/or proceeds of the Collateral which come into the possession of Lender or come under Lender's control;

                  (b) To Sign Pledgor's Name to Perfection Documents. To the extent permitted by law, to sign Pledgor's name on any documents (including financing statements and continuations thereof) necessary or desirable for the purpose of maintaining or achieving the perfection of a security interest in the Collateral; and

                  (c) To Sign Pledgor's Name on Other Documents. To the extent permitted by law, to sign Pledgor's name to any document necessary or appropriate in order to permit Lender fully to exercise its rights under Section 4.01, or in order to further effectuate the purposes of Sections 3.05 and 5.06.

         Section 4.06. Reimbursement. All sums expended by Lender in connection with the exercise of any right or remedy provided for herein shall be and shall remain the obligation of Pledgor. At the option of Lender, all such sums may be paid from the Collateral or may be advanced by Lender, in which event they shall be deemed to have been advanced to Pledgor and shall be reimbursed by Pledgor to Lender.

                  Section 4.07.  Exoneration of Lender; Certain Reimbursements.

                  (a) Lender's Powers for Lender's Sole Benefit. The powers conferred on Lender hereunder are solely for Lender's benefit, and do not impose any duty on Lender to exercise any such powers. Following an Event of Default or the occurrence of any other event entitling Lender to exercise remedies hereunder, Lender shall have no duty of care to Pledgor as to any Collateral or with respect to the taking of any steps necessary to preserve rights against other parties or any other obligation pertaining to the Collateral. Pledgor waives, to the fullest extent permitted by law, all rights whatsoever against Lender for any loss, expense, liability or damage suffered by Pledgor as a result of actions taken pursuant to this Agreement, including those arising under any "mortgagee in possession" doctrine or the like, except to the extent such losses, expenses, liabilities or damages result from the gross negligence or willful misconduct of Lender.

                  (b) Pledgor to Reimburse Lender for Collateral-Preservation Fees and Taxes. Without limiting the application of Section 4.07(a), Pledgor shall pay or reimburse Lender for all fees and taxes in connection with preserving the Collateral and Lender's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral, except to the extent such fees and taxes result from the gross negligence or willful misconduct of Lender.

                  Section 4.08. Waiver of Redemption and Deficiency Rights. Pledgor hereby expressly waives, to the fullest extent permitted by law, every statute of limitation, any right of redemption, any moratorium or redemption period, any limitation on a deficiency judgment, and any right which Pledgor may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition thereof pursuant hereto.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.01. Remedies Cumulative. The rights, remedies and benefits of Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which Lender may have under this Agreement or any other Loan Document at Law, in equity, by statute or otherwise. Without limiting the generality of the foregoing, Lender shall have all rights and remedies of a secured creditor under Article 9 of the UCC in each applicable jurisdiction.

                  Section 5.02. Prejudgment Remedy Provision. In the event of any legal action between Pledgor and Lender hereunder, Pledgor expressly waives, to the extent permitted by law, any and all rights Pledgor may have under the law as now constituted or hereafter amended that may constitute a limitation on prejudgment remedies, and Lender may invoke any prejudgment remedy available to it, including garnishment, attachment, foreign attachments and replevin, with respect to the Collateral to enforce the provisions of this Agreement.

                  Section 5.03. Security Interest Absolute. All rights of Lender hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Documents or the Transaction Documents, (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any release, amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (c) any exchange, release or nonperfection of any other collateral, of any release, amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement.

                  Section 5.04.  [Intentionally Omitted]

                  Section 5.05. No Delay; Waivers. No delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Lender shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Lender.

                  Section 5.06. Further Assurances. Each Party shall execute such deeds, assignments, endorsements and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

                  Section 5.07. Waivers and Amendments. This Agreement may be amended, superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the Parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede or cancel this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.

                  Section 5.08. Notices. All notices, requests, demands and other communications required under the terms and provisions hereof shall be in writing and shall become effective when delivered by hand or received by telecopier, telegram, registered or certified mail, postage prepaid, or an established overnight delivery service, addressed as follows:

                  If to Lender:

                           Merrill Lynch Mortgage Capital Inc.
                           World Financial Center, North Tower
                           250 Vesey Street
                           New York, New York 10281

                           Attention:  David Mahoney
                           Facsimile No.:  (212) 449-0735
                           Confirmation:  (212) 449-9293

                           and:

                           Attention: Michael Nash
                           Facsimile No.:  (212) 449-0769
                           Confirmation:  (212) 449-5080

                  with a copy to:

                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022

                           Attention:  George Petrow
                           Facsimile No.:  (212) 906-2021
                           Confirmation:  (212) 906-2258

                  If to Pledgor:

                           Resource Properties XLIX, Inc.
                           c/o Resource America, Inc.
                           Ledgewood Law Firm Building
                           1521 Locust Street, 4th Floor
                           Philadelphia, Pennsylvania  19102

                           Attention:  Scott Schaeffer
                           Facsimile No.:  (215) 546-5005
                           Confirmation:  (215) 546-5388
                  with a copy to:

                           Ledgewood Law Firm
                           1521 Locust Street
                           Philadelphia, Pennsylvania  19102

                           Attention:  Jeffrey Brotman, Esq.
                           Facsimile No.:  (215) 735-2513
                           Confirmation:  (215) 731-9540

or to such other address as the party to receive the notice shall designate by notice to the other party.

                  Section 5.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral is required, pursuant to mandatory choice-of-law rules, to be governed by the laws of a jurisdiction other than the State of New York.

                  Section 5.10. Submission to Jurisdiction; Waiver of Objection to Inconvenient Forum. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 5.11. Waiver of Jury Trial. Each of Pledgor and Lender hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Collateral or the transactions contemplated hereby.

                  Section 5.12. Binding Agreement; Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Pledgor shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by Lender as Collateral under this Agreement, except
(i) with the prior written consent of Lender in its sole discretion. Any purported assignment in violation of this Section shall be null and void. Lender may assign its rights and/or delegate its duties to the extent permitted by
Section 7.06 of the Loan Agreement, and any such assignment shall in all respect be subject to the terms of such Section.

                  Section 5.13. Indemnification. Pledgor shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs, expenses, losses, demands, damages, judgments and awards (including attorneys' fees of every kind) arising from or in connection with this Agreement, any other Loan Document, the Collateral, the Certificate of Incorporation or the Bylaws or any Transaction Document (including expenses of or incidental to the enforcement of any of the provisions of this Agreement or any actual or attempted sale of the Collateral but excluding any such claims, liabilities, costs, losses, demands, damages, judgments and awards to the extent incurred by reason of gross negligence or willful misconduct on the part of Lender as determined by a court of competent jurisdiction). All such amounts owing to Lender hereunder shall be deemed additional Obligations.

                  Section 5.14. Restoration or Set Aside. If, for any reason, any portion of Pledgor's payments to Lender pursuant to the Obligations is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and shall continue in full force and effect as if said payment or payments had not been made, and Pledgor shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including (i) attorneys' fees and expenses and (ii) attorneys' fees and expenses incurred pursuant to the United States Bankruptcy Code) paid by Lender in connection therewith.

                  Section 5.15. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 5.16. Section Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  Section 5.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 5.18. No Rights of Others. No Person other than a Party shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  Section 5.19. Entire Agreement. This Agreement, taken together with the other Loan Documents, supersedes all prior written agreements and understandings between the Parties with respect to the subject matter hereof, whether express or implied, written or oral.

                       [Signatures begin on the next page]

                  IN WITNESS WHEREOF, the Parties have caused this Pledge and Security Agreement to be executed by their duly authorized representatives, as of the day and year first above written.

                                      RESOURCE PROPERTIES XLIX, INC.


                                      By:
                                         -------------------------------------
                                         Name: Scott Schaeffer
                                         Title:   President


                                      MERRILL LYNCH MORTGAGE CAPITAL INC.



                                      By:
                                         -------------------------------------
                                         Name: David W. Mahoney
                                         Title:   Vice President